Exhibit 21: SUBSIDIARIES OF ADVANCED OXYGEN TECHNOLOGIES, INC.

SUBSIDIARIES OF ADVANCED OXYGEN TECHNOLOGIES, INC.
Name of Incorporation	State and/or Country of Incorporation	Percent Ownership
Anton Nielsen Vojens, ApS	Vojens, Denmark	100%